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                                                                    EXHIBIT 99.1

                       SAFE HARBOR COMPLIANCE STATEMENT
                        FOR FORWARD-LOOKING STATEMENTS

     We intend to qualify both our written and oral forward-looking statements for protection under Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended, and any other similar safe harbor provisions.

     Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on our written or oral forward-looking statements. We undertake no obligation to update or revise this safe harbor compliance statement for forward-looking statements to reflect future developments. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

     We have provided the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward-looking statements for the protection of any safe harbor provision. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Annual Report on Form 10-K to which this statement is appended as an exhibit and also include the following:

                                 Risk Factors
                                 ------------
         INTENSE COMPETITION COULD DAMAGE OUR SALES AND PROFITABILITY

     If we are unable to compete successfully with providers of systems and services similar to ours, we may lose significant revenue. We compete not only with independent providers of similar systems and services, but also with unrelated businesses' internal divisions that provide similar services. The markets in which we offer our applications systems and services are highly competitive with respect to functionality of products and services, price, quality and innovation. Competition in the health care information services and electronic commerce markets affects our ability to attract new customers and keep existing ones, hire quality employees, and charge prices for our products and services that will maximize our profitability. Some of our competitors have greater access to capital, marketing and technological resources, and we cannot guarantee that we will be able to compete successfully with them.

           WE MAY LOSE CUSTOMERS OR REVENUE IF THE CURRENT TREND OF
       CONSOLIDATION IN THE BANKING AND HEALTH CARE INDUSTRIES CONTINUES
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     There has been and continues to be significant consolidation in the banking and health care industries, which may reduce the number of customers for our products and services and may reduce the price we are able to charge those customers. We market our credit, charge and debit card transaction services through several marketing channels, including banks. As a result of consolidation, a bank that markets our financial services may be acquired by a bank that competes with us directly or by a bank that has a relationship with one or more of our competitors, eliminating the need for our services. In addition, the consolidation of health care providers and other parts of the health care industry may reduce the number of our potential customers for health care information services. Finally, the increased purchasing power of larger consolidated organizations in both industries could lead to reductions in the amounts these organizations are willing to pay for our services. We cannot predict the overall impact of consolidation in the banking and health care industries, and it could have a material adverse effect on the Company's business, financial condition and results of operations.

        OUR PROFITABILITY MAY SUFFER IF WE ARE UNABLE TO CONTINUE OUR
                     EXPANSION IN NEW AND EXISTING MARKETS

Our future growth and profitability depends, in part, upon our continued expansion within the electronic transaction processing and health care information services markets in which we currently operate, the further expansion of these markets, the emergence of other markets for electronic transaction processing and health care information services and our ability to penetrate these markets. As part of our strategy to expand into new and existing markets, we seek acquisition opportunities and alliance relationships with other businesses that will allow us to increase our market penetration, technological capabilities, product offerings and distribution capabilities. We cannot predict whether we will be able successfully to identify suitable acquisition candidates in the future, or whether any acquisition will provide us with the ability to expand into new markets.

     Expansion of the health care information services and electronic transaction processing markets is dependent upon the continued automation of traditional paper-based processing systems and demand for new decision support applications. Our ability to penetrate these markets depends upon our ability to apply our existing technology, or to develop new technology, to meet the particular service needs of each new or expanded market. We cannot guarantee that markets for our services will continue to expand and develop, that we will be successful in our efforts to meet the demands of these markets, or that we will have adequate financial, marketing and technological resources to penetrate new markets.

      WE MAY INCUR ADDITIONAL COSTS OR LIABILITY AND LOSE REVENUE AS THE
               RESULT OF GOVERNMENT REGULATION OR INVESTIGATION

     Because we provide health care information services, future federal and state health care legislation may restrict our existing operations, impose additional requirements on us, or limit our expansion. We may not be able to increase prices to cover the costs of complying with changes in government regulations. Governments have recently focused significant attention on health care reform; however, we cannot predict if any new legislation will be adopted.

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     In addition, federal and state agencies have been conducting investigations purportedly related to referral and billing practices of hospitals, laboratories and similar institutions. The Office of the Inspector General and the Department of Justice have initiated hospital laboratory billing review projects in certain states and are expected to extend such projects to additional states, including states in which we operate. Expansion of these projects increases the likelihood of governmental investigations of hospitals, laboratories and other institutions with which we do business. Although we currently monitor our billing practices and arrangements with health care institutions to ensure compliance with prevailing industry practices and applicable law, we cannot guarantee that governmental investigators will not take positions that are inconsistent with our practices.

     The Department of Health and Human Services has proposed regulations under Health Insurance Portability and Accountability Act of 1996 regarding the maintenance and transmission of health information. These regulations establish certain standards for electronic record keeping. We cannot predict whether these regulations will be adopted in their present or a different form, if at all. We may need to modify our current computer software and record-keeping practices to comply with these regulations, if they are adopted. These modifications may require substantial capital investment, and could have a significant effect on our operations, financial condition, or business.

     In order to remain competitive and satisfy the requirements and needs of our clients, we must remain informed of and adapt to new regulations governing the transmission, use and processing of personal information in electronic commerce and over the Internet. While our business does not encompass the solicitation or collection of personal information from the general public, our card processing, check guarantee, network, merchant accounting and network services all involve the handling, transmission, verification and processing of personal information of the customers of our clients. As electronic commerce and the Internet continue to evolve, we expect that federal, state and foreign governments will adopt laws and regulations covering issues such as user privacy, taxation of goods and services provided through e-commerce and over the Internet, pricing, content and quality of products and services. The federal government has already enacted broad legislation relating to user privacy in the Gramm-Leach-Bliley Act of 2000, and regulations interpreting that Act are in the process of being adopted. Further legislation and regulation could limit the market for e-commerce, and therefore the market for our services. Although many of these regulations may not apply directly to our business, we expect that laws regulating the solicitation, collection or processing of personal or consumer information could indirectly affect our business. In order for us to remain competitive and profitable, we must stay abreast of the developments in this area in order to ensure that we are in compliance with any such regulations, and in order to assure our clients of that the use of our services will not jeopardize their compliance with the same regulations. These efforts may require the expenditure of significant sums in research and development and investments in new technology and processes, and will require significant attention from senior management.

      WE MAY INCUR LIABILITY AND COSTS EXCEEDING OUR RESERVES FOR CREDIT
          CARD CHARGES DISPUTED BY HOLDERS OF CREDIT AND DEBIT CARDS

     In certain circumstances, we may be responsible for paying charges disputed by holders of credit or debit cards where we have provided the service that processed the credit or debit

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transaction. Generally, our direct merchant customers have liability for these charges; however, in the case of merchant fraud, or insolvency or bankruptcy of the merchant, we may be liable for the disputed charges. Based on our historical loss experience, we have established reserves, which we believe to be adequate, for estimated losses on these types of transactions, but we cannot guarantee the adequacy of these reserves. Any losses in excess of reserves could have a material adverse effect on our financial condition and results of operations.

             RECENT AND FUTURE ACQUISITIONS MAY NOT BE PROFITABLE

     We are currently devoting significant management resources and other resources toward the integration of our recent acquisitions. We may not be able to successfully integrate these acquisitions (or future acquisitions), and as a result these recent acquisitions, and any future acquisitions, may negatively impact our operating results, particularly during the fiscal quarters immediately following the completion of the acquisition while integration is occurring. Even if integration of acquired businesses occurs successfully, recent and future acquisitions may not achieve levels of revenue growth, profitability or productivity comparable with those achieved by our existing operations, or otherwise perform as expected.

      WE MAY NEED ADDITIONAL CAPITAL TO CONTINUE OUR GROWTH AND EXPANSION

     We may incur indebtedness in the future, including through borrowings under a credit facility, if a credit facility is available, to finance acquisitions. As a result, we may be subject to risks associated with debt financing, including increased interest rate expense, insufficient cash flow to meet required payments on our debt and inability to refinance or repay the debt as it comes due.

           OUR ANTI-TAKEOVER PROVISIONS MAY LIMIT STOCKHOLDER VALUE

     Certain provisions of our Certificate of Incorporation and By-laws, our shareholder protection rights agreement, and Delaware law may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest. A stockholder may not receive as much in exchange for his or her shares as they could without these provisions. The following is a description of the provisions that may reduce the market prices for our shares of common stock.

     Our Certificate of incorporation and our By-laws separate our Board of Directors into three classes of directors, with each class as nearly equal in number as the total number of directors permits. Each class serves for three-year terms, and each class' term expires in different successive years. In addition, our Certificate of Incorporation authorizes the Board of Directors to issue preferred stock in one or more classes or series and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any action on the part of the stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

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     Our stockholder rights plan entitles our common stockholders to purchase preferred stock upon the happening of certain events. These rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors unless the offer contains certain conditions.

     In addition, Section 203 of the Delaware General Corporation Law prohibits certain persons from engaging in business combinations, which may also have the effect of delaying, deterring or preventing a change of control.

       WE MAY SPEND SIGNIFICANT RESOURCES DEVELOPING AND PROMOTING NEW
                      PRODUCTS THAT MAY NOT BE PROFITABLE

     The market for our products and services is characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing customer needs. We cannot ensure that we will be successful in developing and marketing new products and services or that our products and services will adequately meet the quickly changing demands of our customers. In addition, in order to meet our customers' demands, we are continually involved in a number of development projects, including our effort to update our core mainframe-based products for the health care information services markets. Because we cannot predict the time and cost required in reaching certain research, development and engineering objectives, product development initiatives could cost significantly in excess of our estimates, and project development schedules could require extensions. In either of these events, our profitability and overall results of operations could be adversely affected. We believe that the future success of our business will depend in large part upon our ability to maintain and enhance our current product and service offerings and to continually develop and introduce new products and services that will keep pace with technological advances and satisfy evolving customer requirements. Further, we cannot ensure that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products and services. An inability to develop and introduce new products and services in a timely manner, or an unsuccessful new or updated product could materially adversely affect our financial condition and results of operations.

                WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE

     The market price of our common stock may experience significant volatility from time to time. Such volatility may be affected by factors such as our quarterly operating results or changes in the economy, financial markets or the health care information and transaction processing industries, specifically, or the health care and electronic commerce industries in general. In recent years, the stock market has experienced extreme price and volume fluctuations which has sometimes affected the market price of the securities issued by a particular company which may be unrelated to the operational performance of the company. This type of market effect could strike our common stock price as well. In addition, we may be subject to securities class action litigation if the market price of our stock experiences significant volatility. Our management's attention and resources may be diverted from normal operations if we would become subject to any securities class action, which may have a material adverse effect on our business.

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